UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________

FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 13, 2016
_________________________

 Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 SW Fifth Ave, Ste 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)
(503) 268-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of stockholders of Lattice Semiconductor Corporation (the "Company") was held on Friday, May 13, 2016, in Portland, Oregon. Stockholders representing 93,978,724 shares, or 78.96% of the outstanding shares as of the March 18, 2016 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.

Proposal 1: Election of Directors

Our board of directors is currently comprised of seven members. Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Abstain	Broker Non-Votes
Darin G. Billerbeck	79,468,011	1,169,107	—	13,341,606
Robin A. Abrams	79,199,557	1,437,561	—	13,341,606
John Bourgoin	79,464,334	1,172,784	—	13,341,606
Robert R. Herb	79,227,353	1,409,765	—	13,341,606
Mark E. Jensen	79,480,185	1,156,933	—	13,341,606
D. Jeffrey Richardson	79,235,393	1,401,725	—	13,341,606
Frederick D. Weber	79,199,423	1,437,695	—	13,341,606

Proposal 2: Advisory Approval of Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company's named executive officers was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
79,126,662	1,137,155	373,301	13,341,606

Proposal 3: Approval of amended Lattice Semiconductor Corporation 2013 Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan was not approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
39,788,195	40,452,898	396,025	13,341,606

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of KPMG LLP was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
93,016,932	828,143	133,649	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: May 16, 2016	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel